UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On August 3, 2009, Limited Brands, Inc. announced the extension of the early tender date and the expiration date of its previously announced cash tender offer for any and all of its $294,600,000 outstanding 6.125% Notes due December 1, 2012 (the “Notes”).  The early tender date was extended from 5:00 p.m., Eastern Time, on July 31, 2009 (the “Early Tender Date”), to 5:00 p.m., Eastern Time, on August 5, 2009 (the “Extended Early Tender Date”), unless such date is further extended or the tender offer is earlier terminated.  The expiration date was extended from 12:00 midnight, Eastern Time, on August 14, 2009, to 12:00 midnight, Eastern Time, on August 18, 2009 (the “Extended Expiration Date”), unless such date is further extended or the tender offer is earlier terminated.  The “Total Consideration” will be $980 per $1,000 principal amount of the Notes already tendered on or prior to the Early Tender Date, as well as the Notes tendered on or prior to the Extended Early Tender Date, which consideration includes an early tender payment of $20 per $1,000 principal amount of the Notes.  The “Tender Offer Consideration” will be $960 per $1,000 principal amount of the Notes tendered after the Extended Early Tender Date, but on or prior to the Extended Expiration Date.  The Total Consideration or the Tender Offer Consideration, as applicable, will include accrued and unpaid interest from the last interest payment date to, but not including, the payment date for the Notes purchased in the tender offer.

As of 5:00 p.m., Eastern Time, on the Early Tender Date, Limited Brands, Inc. had received valid tenders from holders of $102,829,000 in aggregate principal amount of the Notes.  This represents approximately 34.9% of the outstanding principal amount of the Notes.

The terms and conditions of the tender offer are set forth in the Offer to Purchase dated July 20, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal.  As more fully described in the Offer to Purchase, Limited Brands, Inc. may amend, extend or terminate the tender offer.  Once validly tendered by holders, Notes may not be withdrawn except as may be required by law.  Limited Brands, Inc. expects to use net cash proceeds from its recent offering of its 8.50% Senior Notes due 2019 to purchase the Notes.

A copy of the press release announcing the tender offer extension is filed herewith as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 3, 2009 regarding the tender offer extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc. (Registrant)

Date:	August 3, 2009	By:	/s/ Douglas L. Williams
			Name:	Douglas L. Williams
			Title:	Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2009 regarding the tender offer extension.